Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS OF $0.24 PER DILUTED SHARE FOR SECOND QUARTER 2007

Global Markets segment generated second quarter pre-tax earnings of $32.7 million and achieved pre-tax margins of 20% in a mixed trading environment

Asset Management segment’s second quarter pre-tax earnings of $6.3 million driven by higher assets under management and positive returns

JERSEY CITY, New Jersey (July 18, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings from continuing operations of $24.4 million, or $0.24 per diluted share, for the second quarter of 2007. Pre-tax earnings from continuing operations for this period were $39.9 million.

For the second quarter of 2006, the company reported GAAP earnings from continuing operations of $30.3 million, or $0.29 per diluted share, and pre-tax earnings from continuing operations of $50.8 million. Excluding a pre-tax gain of $7.1 million, or approximately $0.04 per diluted share, related to the sale of a part of the company’s equity ownership in the International Securities Exchange, Inc., earnings from continuing operations for the second quarter of 2006 would have been $25.9 million, or $0.25 per diluted share.

“Continuing operations” include the company’s two operating business segments, Global Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, which included the subsidiary Knight Financial Products LLC, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

Revenues for the second quarter of 2007 were $201.4 million, compared to $206.0 million for the second quarter of 2006.

Global Markets

During the second quarter of 2007, the Global Markets business segment generated total revenues of $165.3 million, compared to $183.4 million in the second quarter of 2006. In the second quarter of 2007, the Global Markets business segment reported pre-tax earnings of $32.7 million, compared to pre-tax earnings of $49.0 million in the second quarter of 2006.

“Knight’s Global Markets segment held steady in a mixed second quarter trading environment characterized by one-way price directionality and unremarkable volumes,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “With intense focus, our broker-dealer business set out to increase and source new liquidity. We have successfully added sell-side clients whose trading ‘exhaust,’ or order flow that would otherwise go to exchanges and ECNs, serves as an alternative liquidity source. Their interest in our trading software to more efficiently execute these orders has garnered more sell-side order flow that not only feeds Knight’s virtual exchange with more volume, but introduces liquidity that’s different from our established equity businesses. Equity volumes also increased during the quarter on the Direct Edge ECN, and foreign exchange and fixed income volumes increased on our Hotspot and ValuBond electronic platforms, respectively. Knight’s institutional business has performed consistently quarter over quarter and year over year. Our sales traders continue to win business based on their relationships and service.

	Q2 2007	Q2 2006
Revenues ($)	201,397,011	205,950,333
Net income from continuing operations ($)	24,378,236	30,339,584
Diluted EPS ($)	0.24	0.29
U.S. equity dollar value traded (in $ millions)	650,636	566,224
U.S. equity trades executed (in thousands)	72,720	59,222
Average daily U.S. equity trades (in thousands)	1,154	940
Nasdaq and Listed equity shares traded (in millions)	25,819	25,671
OTC Bulletin Board and Pink Sheet shares traded (in millions)	233,281	304,994
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	2.1
Average month-end balance of assets under management (in $ millions)	3,970.0	3,074.6
Quarterly fund return to investors*	2.0%	0.7%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2007	YTD 2006
Revenues ($)	443,048,674	483,144,770
Net income from continuing operations ($)	57,563,948	79,471,625
Loss from discontinued operations, net of tax ($)	(1,332,818)	—
Net income ($)	56,231,130	79,471,625
Diluted EPS ($)	0.54	0.75
U.S. equity dollar value traded (in $ millions)	1,213,135	1,125,896
U.S. equity trades executed (in thousands)	139,611	120,241
Average daily U.S. equity trades (in thousands)	1,126	962
Nasdaq and Listed equity shares traded (in millions)	49,580	53,532
OTC Bulletin Board and Pink Sheet shares traded (in millions)	452,107	678,670
Average revenue capture per U.S. equity dollar value traded (bps)	1.8	2.2
Average month-end balance of assets under management (in $ millions)	4,020.9	3,009.2
Year-to-date fund return to investors*	7.0%	9.2%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds

The company announced today in a separate press release that Citadel Derivatives Group LLC, an affiliate of Citadel Investment Group, L.L.C., has agreed to purchase a minority equity interest in Direct Edge ECN, a wholly owned subsidiary of Knight.

Asset Management

During the second quarter of 2007, the Asset Management business segment, Deephaven Capital Management, generated $29.1 million in asset management fees, compared to $14.1 million in the same period a year ago. In the second quarter of 2007, Asset Management reported pre-tax earnings of $6.3 million, compared to pre-tax earnings of $2.3 million in the second quarter of 2006. Asset Management had approximately $4.2 billion under management at July 1, 2007, up from $3.1 billion under management at July 1, 2006.

“Deephaven Capital Management gained further traction in the second quarter by continuing to deliver attractive risk-adjusted rates of return and growing assets under management,” Mr. Joyce said. “Performance was positive across nearly all of the diverse geographic regions in which Deephaven invests and the investment strategies it employs. Outstanding performance history over more than a decade continues to attract new clients and assets. We are bullish on the significant opportunities Deephaven has to build its business.”

Corporate

In the second quarter of 2007, the Corporate segment reported pre-tax earnings of $0.9 million, compared to a pre-tax loss of $0.5 million in the second quarter of 2006. Included in the results for the second quarter of 2006 was a pre-tax gain of $7.1 million, or approximately $0.04 per diluted share, related to the sale of a part of the company’s equity ownership in the International Securities Exchange, Inc.

The company’s corporate investment in the Deephaven funds earned $6.3 million pre-tax during the second quarter of 2007, compared to a pre-tax gain of $0.9 million during the second quarter of 2006. As of June 30, 2007, the company had $125.6 million in cash and cash equivalents and a $200.8 million corporate investment in funds managed by Deephaven.

The company had $965.0 million in stockholders’ equity as of June 30, 2007, equivalent to a book value of approximately $9.41 per diluted share.

During the second quarter of 2007, the company repurchased 2.9 million shares for approximately $47.9 million under the company’s $495 million stock repurchase program. To date, the company has repurchased 47 million shares for $460 million. The company announced today in a separate press release that its Board of Directors has authorized the repurchase of up to an additional $505 million of the company’s outstanding common shares. The company has $540 million available to repurchase shares under the revised program. The company cautions that there are no assurances that any further repurchases may actually occur.

“By achieving a steady revenue stream and keeping costs in line, Knight once again this quarter reached its profit margin goal of 20% within Global Markets,” Mr. Joyce said. “We also demonstrated our commitment to building shareholder value by buying back Knight stock throughout the second quarter, and that commitment continues with the $505 million extension of our repurchase program announced today. With Knight’s businesses exhibiting strength and our attention to our capital structure, we are well-positioned to deliver value for our shareholders.”

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s website, www.knight.com. The company will conduct its second quarter 2007 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, July 18, 2007. To access Knight’s earnings conference call, please dial 800.802.2266 for domestic callers or 913.312.1270 for international callers. When prompted, provide the passcode, which is 3438543. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for June 2007 on its website before the start of trading today at http://www.knight.com/ourLiquidity/volumeStatistics.asp.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Presentation of Information in this Press Release

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K. Other risk factors include those associated with pursuing the substantially increased repurchase program, including, without limitation, whether or not the Company will complete the share repurchase program during any particular time frame or at all, whether the Company’s cash flow from earnings and cash on hand will be sufficient to fund the share repurchase program, the effect of pursuing the program on the Company’s balance sheet, the impact of market conditions, trading restrictions and alternative requirements for available cash, and the possibility that pursuing the program will limit the ability of the Company to pursue other opportunities.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons
Senior Managing Director,	Vice President,
Corporate Communications	Corporate Communications
& Investor Relations	201-356-1523 or
201-557-6954 or	kfitzsimmons@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Revenues
Commissions and fees	$106,929,092	$112,475,157	$210,788,547	$215,118,168
Net trading revenue	54,192,639	68,220,068	115,829,721	148,259,218
Asset management fees	29,116,156	14,075,709	89,830,111	84,586,752
Interest, net	4,169,037	2,775,335	8,986,980	6,089,307
Investment income and other	6,990,087	8,404,064	17,613,315	29,091,325

Total revenues	201,397,011	205,950,333	443,048,674	483,144,770

Transaction-based expenses
Execution and clearance fees	28,690,546	30,026,355	56,101,032	58,950,758
Soft dollar and commission recapture expense	14,468,448	18,684,431	29,005,096	37,130,756
Payments for order flow and ECN rebates	12,761,373	12,126,021	25,360,338	21,999,419

Total transaction-based expenses	55,920,367	60,836,807	110,466,466	118,080,933

Revenues, net of transaction-based expenses	145,476,644	145,113,526	332,582,208	365,063,837
Other direct expenses
Employee compensation and benefits	78,697,298	64,615,557	180,930,190	164,171,725
Communications and data processing	9,387,289	8,403,791	18,086,514	16,041,932
Depreciation and amortization	5,513,772	5,324,879	10,915,552	9,732,574
Professional fees	3,190,973	5,092,238	8,680,095	11,475,361
Business development	4,493,303	3,134,363	8,272,135	5,256,681
Occupancy and equipment rentals	3,550,286	3,398,114	7,005,512	6,750,599
Writedown of assets and lease loss accrual	(1,490,061)	482,269	(1,490,061)	8,479,703
Other	2,275,187	3,896,612	5,607,934	10,344,981

Total other direct expenses	105,618,047	94,347,823	238,007,871	232,253,556

Income from continuing operations before income taxes	39,858,597	50,765,703	94,574,337	132,810,281
Income tax expense	15,480,361	20,426,119	37,010,389	53,338,656

Net income from continuing operations	24,378,236	30,339,584	57,563,948	79,471,625
Loss from discontinued operations, net of tax	—	—	(1,332,818)	—

Net income	$24,378,236	$30,339,584	$56,231,130	$79,471,625

Basic earnings per share from continuing operations	$0.24	$0.30	$0.57	$0.79

Diluted earnings per share from continuing operations	$0.24	$0.29	$0.56	$0.75

Basic and diluted earnings per share from discontinued operations	$—	$—	$(0.01)	$—

Basic earnings per share	$0.24	$0.30	$0.56	$0.79

Diluted earnings per share	$0.24	$0.29	$0.54	$0.75

Shares used in computation of basic earnings per share	99,683,315	100,739,240	100,291,311	100,822,519

Shares used in computation of diluted earnings per share	102,523,827	105,397,197	103,540,053	105,358,680

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$125,552,681	$214,759,915
Securities owned, held at clearing brokers, at market value	440,385,042	711,774,643
Receivable from brokers and dealers	410,815,715	372,897,376
Asset management fees receivable	58,240,104	112,204,064
Investment in Deephaven sponsored funds	200,750,859	187,573,291
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	64,426,641	66,449,617
Strategic investments	48,211,877	49,436,605
Goodwill	133,072,889	133,042,889
Intangible assets, less accumulated amortization	60,805,204	63,701,006
Other assets	216,599,858	116,374,310

Total assets	$1,758,860,870	$2,028,213,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$416,625,320	$693,071,230
Payable to brokers and dealers	120,525,119	47,852,721
Accrued compensation expense	169,803,152	227,846,699
Accrued expenses and other liabilities	86,881,567	96,956,122

Total liabilities	793,835,158	1,065,726,772

Stockholders’ equity
Class A common stock	1,502,023	1,449,588
Additional paid-in-capital	566,088,994	519,790,132
Retained earnings	868,090,455	811,859,325
Treasury stock, at cost	(470,655,760)	(370,612,101)

Total stockholders’ equity	965,025,712	962,486,944

Total liabilities and stockholders’ equity	$1,758,860,870	$2,028,213,716

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Asset Management
Revenues	$29.4	$14.2	$90.6	$85.0
Expenses	23.1	11.9	65.4	56.0

Pre-Tax Earnings	6.3	2.3	25.2	29.0

Global Markets
Revenues	165.3	183.4	337.8	372.0
Expenses	132.6	134.4	269.0	274.5

Pre-Tax Earnings	32.7	49.0	68.8	97.5

Corporate
Revenues	6.8	8.4	14.6	26.1
Expenses	5.9	8.9	14.1	19.9

Pre-Tax Earnings	0.9	(0.5)	0.5	6.2

Consolidated
Revenues	201.4	206.0	443.0	483.1
Expenses	161.5	155.2	348.5	350.3

Pre-Tax Earnings	$39.9	$50.8	$94.6	$132.8

*	Totals may not add due to rounding.